SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

Risk Factors and Use of Proceeds

RadioShack Corporation (the “Company”) is furnishing with this report information set forth in the preliminary offering memorandum dated August 11, 2008 relating to the private placement of notes referred to in Item 8.01 below under the captions “Risk Factors—Risks Relating to Our Business” and “Use of Proceeds.”

A copy of these portions of the offering memorandum is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including under the caption “Risk Factors.” Other than as indicated above, information contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q have not been updated to reflect developments subsequent to the periods covered by those reports.

Item 8.01 Other Events.

In a press release issued on August 11, 2008, the Company announced that it intends to offer, subject to market and other conditions, $300 million aggregate principal amount of its convertible senior notes due 2013 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In connection with the offering, the Company intends to grant the initial purchasers a 30-day option to purchase up to $50 million aggregate principal amount of additional notes solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Portions of Preliminary Offering Memorandum dated August 11, 2008.

99.2	Press Release dated August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 11th day of August, 2008.

RADIOSHACK CORPORATION

/s/ James F. Gooch
James F. Gooch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Portions of Preliminary Offering Memorandum dated August 11, 2008.

99.2	Press Release dated August 11, 2008.

4